Exhibit 99

              Citizens South Bank Launches Strategic Alliance with
             Banorte, Mexico's Fourth Largest Financial Institution

    GASTONIA, N.C., Oct. 18 /PRNewswire-FirstCall/ -- Citizens South Bank (Nasdaq: CSBC) has developed a strategic alliance with Banorte Bank in Mexico in a unique effort to provide financial services for Hispanics residing in the Carolinas. Banorte is a $40-billion bank and the fourth largest financial institution in Mexico. Banorte is the only bank in Mexico that is wholly-owned by Mexican citizens.
    Citizens South Bank and Banorte will offer banking services through "Bodega Banks(TM)," which are kiosk branches located inside community retail stores known as "Bodegas" serving the Hispanic community in the United States. The Bodega Bank(TM) is a concept developed by Citizens South Bank after extensive research and consultation with Banorte officials regarding the Hispanic population in the U.S. and their particular financial needs. The Bodega Bank(TM) is designed to remove the cultural and language barriers between Americans and Hispanics, and to provide a more user-friendly and easier banking experience for Hispanic customers. In addition, the concept should strengthen the local and regional economy by retaining in the local market significant amounts of Hispanics' funds. The Bodega Bank(TM) operates as an officially recognized branch of Citizens South Bank within a Bodega community store, offering specific financial products and services targeted to the needs of the Hispanic market. Bilingual tellers and new accounts officers are culturally sensitive and trained to serve Hispanics' lifestyles and experiences. Banorte Bank will provide funds transfers for customers of the Bodega Bank(TM) as well as financial services to the families located in Mexico through Banorte's 2,500 ATMS and 1,000-branch network.
    Banorte specializes in financial services to Hispanics in the U.S. through its remittances program with large American regional and money center banks. Last year, Banorte received remittances in excess of $600 million to Mexican Beneficiaries. With Citizens South Bank, Banorte extends its ability to assist Hispanics living in more rural and suburban communities in the U.S. through local community banks, such as Citizens South.
    The Citizens South Bank branch located at 1650 East Franklin Boulevard, Gastonia, within the Bodega operated by Cedeno Enterprises, Inc., opened on Monday, October 18, 2004. Citizens South Bank has plans to extend the prototype "Bodega Bank(TM)" to Hispanic markets throughout its market area in North Carolina and plans to partner with Banorte Bank, Cedeno Enterprises, Inc., and Godbold Financial Associates, Inc. to assist other community banks throughout the Southeast in establishing Bodega Banks(TM). Citizens South, along with its partners, would provide a business model as well as technological and consulting services to assist other community banks in offering the full range of banking products including savings accounts, remittances, demand deposit accounts, phone cards, and money orders, as well as other financial intermediary services.
    "North Carolina is one of the states that have experienced the highest growth rates of Mexican population over the past years. Therefore, this alliance symbolizes the beginning of an important strategy that involves several regional/community banks located in areas with a large Mexican population. Banorte's business priority is to reach the highest number of fellow citizens living in our neighbor country, in order to offer a better service to their families in Mexico," stated Luis Pena, CEO of Grupo Financiero Banorte.
    Alonso Garfias serves a dual role at the Bodega Branch. Mr. Garfias is a Manager at Banorte Bank in Monterrey, Mexico, and is the Vice President of Hispanic Banking at Citizens South Bank. He noted, "Historically, Hispanics keep large amounts of cash on hand for a variety of reasons including language barriers. In fact, seventy-five percent of Hispanics who send remittances (funds transfers) do not have a bank account. This relationship creates the perfect opportunity to bridge the banking barrier between the Hispanic community and U.S. banks."
    The first Bodega Branch of Citizens South Bank will operate at the Cedeno Enterprises store at 1650 East Franklin Boulevard, near the intersection of North New Hope Road. Hours of operation are Monday through Thursday,
10:00 a.m. to 5:00 p.m.; Friday, 9:00 a.m. to 6:00 p.m.; Saturday, 9:00 a.m.
to 3:00 p.m.; and Sunday, 9:00 a.m. to 2:00 p.m. The Branch's hours of operation are conveniently tailored to the working hours of Hispanic and non-Hispanic residents who may be employed in jobs in the local economy with non-traditional work schedules. All employees of the Bodega Branch are fluent in both Spanish and English.
    Rafael Manjarrez, Vice President of Cedeno Enterprises, commented, "We have been seeking a banking partner for several years to provide much needed financial services to the Hispanic community. The Citizens South/Banorte alliance brings together the financial and cultural experience to provide financial services to a largely unbanked population."
    John Godbold, President of Godbold Financial Associates, a leading marketer of retail services to community banks in North and South Carolina, stated, "Citizens South and Banorte have done the research and built a model for other community banks searching for a program, and a formula, to serve the rapidly growing Hispanic population."
    According to Kim S. Price, President and CEO of Citizens South Bank, "The alliance was created in response to the exponential growth of the Hispanic population in our service area and throughout the southeastern United States. Our management, and particularly Steve Huffstetler, Senior Vice President for the Financial Services Division, who attended the internationally known Graduate School of Banking at Louisiana State University (LSU) for three years in Baton Rouge, Louisiana, with Banorte's Alonso Garfias, pondered the prospect of banking the rapidly expanding Hispanic community. Recognition by Rafael Manjarrez of Cedeno Enterprises, of the need, coupled with the LSU classroom experiences of Huffstetler and Garfias, provided the impetus for the project. After almost two years of research, due diligence, regulatory meetings, and visits with our partners, we are excited about kicking off what we believe is a true community service to an unbanked population. We hope to provide resources to communities and community banks striving to deal with the cultural barriers of integrating Hispanics into American society."

    Citizens South Bank, currently celebrating its one hundredth anniversary, is a $500 million company with a market capitalization of $93.56 million, headquartered at 519 South New Hope Road in Gastonia, North Carolina. The Bank's stock is publicly traded under the symbol CSBC on Nasdaq National Markets. The Bank offers full service banking through 11 locations in Gaston, Rowan, and Iredell Counties in North Carolina. Visit Citizens South Bank at http://www.citizenssouth.com .

    Grupo Financiero Banorte is the fourth largest financial group in Mexico, with a 15% market share. Banorte has attained nationwide expansion coupled with one of the highest levels of profitability in the Mexican financial sector. Banorte has over 1,000 branches and 2,500 ATMs throughout Mexico. Recently, Banorte has announced several alliances focused on the improvement of services to the Hispanic market in the U.S., such as an agreement with Wells Fargo, which makes available to the Hispanic population 6,000 branches and 6,200 ATMs in the U.S. Visit Banorte at http://www.banorte.com .

SOURCE  Citizens South Bank
    -0-                             10/18/2004
    /CONTACT: Steve Huffstetler, Senior Vice President, or Alonso Garfias, Vice President of Citizens South Bank, +1-704-868-5200/
    /Web site:  http://www.citizenssouth.com
                http://www.banorte.com /
    (CSBC)

CO: Citizens South Bank; Grupo Financiero Banorte; Banorte Bank; Cedeno Enterprises, Inc.; Godbold Financial Associates, Inc.
ST:  North Carolina, Mexico
IN:  FIN
SU:  HSP